EXHIBIT 10.28

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the "Amendment"), is entered into as of March 19, 2013, by and between SQUARE 1 BANK (the "Bank") and HEAT BIOLOGICS, INC. and HEAT BIOLOGICS 1, INC. (collectively known as the "Borrower").

RECITALS

Borrower and Bank are patties to that certain Loan and Security Agreement dated as of August 7, 2012 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Bank hereby waives Borrower's violation of the Equity Milestone covenant, as more particularly described in Section 6.7(b) of the Agreement (as in effect immediately prior to the date of this Amendment), occurring on or before the date of this Amendment.

2)

Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

“(b) Equity Milestone. After February 15, 2013 but on or before March 31, 2013, Borrower shall have received at least $4,500,000 in net Cash proceeds from the sale or issuance of Borrower's equity securities to investors acceptable to Bank”.

3)

The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:

"Tranche B Equity Trigger Event" means the receipt by Borrower, after February 15, 2013 but on or before March 31, 2013, of net Cash proceeds of at least $4,500,000 from the sale or issuance of Borrower's equity securities to investors acceptable to Bank.”

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)

Borrower represents and warrants that the representations and warranties contained in the Agreement are time and correct as of the date of this Amendment.

6)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one investment to Heat Biologics, Inc. -4th Amendment to LSA.

7)

As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)

this Amendment, duly executed by Borrower;

b)

payment of a $2,500 amendment fee, which may be debited from any of Borrower's accounts;

c)

payment of all Bank Expenses, including Bank's expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower's accounts; and

d)

such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page to Follow]

Heal Biologics, II/c. -4th Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HEAT BIOLOGICS, INC.		SQUARE 1 BANK

By:	/s/ Jeffrey Wolf	By:	/s/
Name:	Jeffrey Wolf	Name:
Title:	President	Title: